PROMISSORY NOTE

Borrower: Eternal Image of 28800 Orchard Lake Road Farmington Hills, MI 48334
Lender: Scott Stolz of 7275 Summit Ridge Brighton, MI 48116

Principal Amount: $10,000

1. FOR VALUE RECEIVED, Eternal Image promises to pay to Scott Stolz at such address as may be provided in writing to Eternal Image, the principal sum of ten thousand ($10,000.00) USD, with 10% interest payable on the unpaid principal.

2. This Note will be repaid in full within 90 days. The amount to be paid is $ 10,253.84

3. At any time while not in default under this Note, Eternal Image may pay the outstanding balance then owing under this Note to Scott Stolz without further bonus or penalty.

4. Notwithstanding anything to the contrary in this Note, if Eternal Image defaults in the performance of any obligation under this Note, then Scott Stolz may declare the principal amount owing and interest due under this Note at that time to be immediately due and payable.

5. This Note will be construed in accordance with and governed by the laws of the State of Michigan.

6. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

7. All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by Scott Stolz in enforcing this Note as a result of any default by Eternal Image , will be added to the principal then outstanding and will immediately be paid by Eternal Image .

8. This Note will ensure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of Eternal Image and Scott Stolz. Eternal Image waives presentment for payment, notice of non-payment, protest and notice of protest.

9. Payment Calculations

Amount on Start Date	$10,000.00
Interest Rate	10
Start Date	2008-06-10
End Date	2008-09-13
CALCULATED RESULTS:	
Number of Days	96
Number of Interest Days	96
Total Interest	$253.84
Balance on End Date	$10,253.84

IN WITNESS WHEREOF Eternal Image has duly affixed his signature under seal on this ~~27~~th day of ~~May~~, 2008.
" June

SIGNED, SEALED, AND DELIVERED this 9th day of June, 2008 in front of the person below who is over 18 years of age and not involved with the contents of this document or related to any of the parties in ~~this~~ document.

Donna Shatter
(signature of witness)

WITNESS DETAILS:
Name: Donna Shatter
Address: 28800 Orchard Lk Rd Suite 180
Farmington Hills, MI 48334

Clint Mytych
Eternal Image – Chief Executive Officer

James R Parliament
Eternal Image – Chief Financial Officer